BPW Acquisition Corp.

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

BPW Acquisition Corp.

We have audited the accompanying balance sheet of BPW Acquisition Corp., (a corporation in the development stage) (the “Company”) as of March 3, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period October 12, 2007 (inception) to March 3, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BPW Acquisition Corp. (a corporation in the development stage) as of March 3, 2008 and the results of its operations and its cash flows for the period October 12, 2007 (inception) to March 3, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey March 7, 2008

BPW ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

March 3, 2008

ASSETS
Current assets, cash
Cash	$69,091
Prepaid expenses	161,389
Total current assets	230,480
Other assets, cash held in Trust Account	348,650,000
$348,880,480
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities, accounts payable and accrued expenses	$502,667
Long-term liabilities, deferred underwriters’ fee	10,010,000
Common stock subject to redemption, 12,249,999 shares at redemption value	122,009,990
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value, authorized 200,000,000 shares; 42,102,941 shares issued and outstanding	4,210
Additional paid-in capital	216,355,985
Deficit accumulated during the development stage	(2,372)
Total stockholders’ equity	216,357,823
$348,880,480

See accompanying notes to financial statements.

BPW ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period October 12, 2007 (inception) to March 3, 2008

Revenue	$—
Formation and operating costs	4,429
Loss from operations	(4,429)
Interest income	2,057
Net loss applicable to common stockholders	$(2,372)
Common share subject to redemption	12,249,999
Net loss per common share for shares subject to redemption, basic and diluted	$—
Weighted average number of common shares outstanding, basic and diluted	10,716,449
Loss per common share, basic and diluted	$—

See accompanying notes to financial statements.

BPW ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the period October 12, 2007 (inception) to March 3, 2008

	Common Stock		Additional Paid in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Sale of Units issued to the Sponsors on October 31, 2007 at $0.0023 per Unit (each unit consists of one share of common stock and one warrant to purchase one share of common stock)	10,781,250	$1,078	$23,922	$—	$25,000
Forfeiture of Units issued to the Sponsors on February 19, 2008 and February 26, 2008	(3,678,309)	(368)	368	—	—
Sale of Units issued in the public offering on March 3, 2008 at $10 per Unit (including 12,249,999 shares of common stock subject to possible redemption)	35,000,000	3,500	349,996,500	—	350,000,000
Proceeds from public offering subject to redemption (12,249,999 shares at redemption value)	—	—	(122,009,990)	—	(122,009,990)
Underwriter’s discount and offering costs related to the public offering (includes $10,010,000 payable upon a business combination)	—	—	(20,254,815)	—	(20,254,815)
Sale of 8,600,000 warrants at $1 per warrant on March 3, 2008 to the Sponsors	—	—	8,600,000	—	8,600,000
Net loss	—	—	—	(2,372)	(2,372)
Balances, at March 3, 2008	42,102,941	$4,210	$216,355,985	$(2,372)	$216,357,823

See accompanying notes to financial statements.

BPW ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period October 12, 2007 (inception) to March 3, 2008

Cash flows from operating activities
Net loss	$(2,372)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in cash attributable to change in current assets and liabilities
Prepaid expenses	(161,389)
Accounts payable and accrued expenses	165,500
Net cash provided by operating activities	1,739
Net cash used by investing activities, cash held in Trust Account	(348,650,000)
Cash flows from financing activities
Proceeds from issuance of units to the Sponsors	25,000
Proceeds from notes payable, Sponsors	250,000
Payments of the notes payable, Sponsors	(250,000)
Proceeds from the issuance of warrants in private placement	8,600,000
Proceeds from the initial public offering	350,000,000
Payment of offering costs	(9,907,648)
Net cash provided by financing activities	348,717,352
Net increase in cash	69,091
Cash, beginning of period	—
Cash, end of period	$69,091
Supplemental disclosure of non-cash financing activities
Deferred underwriters’ fees	$10,010,000
Accrued offering costs	$337,167

See accompanying notes to financial statements

BPW ACQUISITION CORP. (a corporation in the development stage)

Notes to Financial Statements

NOTE A—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BPW Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) was incorporated in Delaware on October 12, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. The Company intends to focus on an acquisition or acquisitions in the financial services or business services industries. The Company has neither engaged in any operations nor generated operating revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting By Development Stage Enterprises’’, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The registration statement for the Company’s initial public offering (the “Offering”) (as described in Note C) was declared effective on February 26, 2008. The Company consummated the Offering on March 3, 2008 and simultaneously with such Offering, BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP (the “Sponsors”) purchased an aggregate of 8,600,000 warrants at $1.00 per warrant (the “Sponsors’ Warrants”) from the Company in private placements (the “Private Placements”).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (‘‘Business Combination’’). Upon the closing of the Offering, approximately $348,650,000 (an amount equal to 99.6% of the proceeds received from the Offering) of the aggregate proceeds of the Offering and the Private Placements, including deferred underwriting discounts and commissions payable to the underwriters in the Offering only if we consummate a business combination, were placed in a trust account (‘‘Trust Account’’) until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the distribution of the Trust Account as described below, other than any amounts released to public stockholders who exercise their conversion rights in connection with certain stockholders votes.

The Company, after signing a definitive agreement to effect a Business Combination with a target business, will submit such transaction for stockholder approval. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering), on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the time period within which it must complete its Business Combination both vote against the Business Combination and elect to exercise their conversion rights, the Business Combination will not be consummated. In the event an extension period and/or a Business Combination is consummated, public stockholders who both exercised their conversion rights and voted against an extension period or a Business Combination, respectively, will be entitled to convert their stock for a pro rata share of the aggregate amount of cash then on deposit in the Trust Account, before payment of the deferred underwriting discount and including any interest earned on their pro rata portion of the Trust Account, net of income taxes payable on the interest income on the Trust Account and net of any interest income of up to $4,000,000 released to the Company for working capital requirements. However, voting against an extension period or the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. All of the Company’s stockholders prior to the Offering have agreed to vote all of the shares of common stock held by them prior to the Offering (i) in the same manner as the majority of the votes cast by the public stockholders at a duly held stockholders meeting (a) in connection with the vote required to approve an initial Business Combination and (b) in connection with the vote required to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 30 months from the consummation of the Offering in the event the Company has entered into a definitive agreement for, but has not yet consummated, an initial Business Combination, and (ii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination. In addition, all of the Company’s stockholders prior to the Offering and the Company’s directors and officers have agreed that they will vote any shares of common stock they purchase in the open market in, or after, the Offering, including those shares purchased pursuant to the limit orders, in favor of an initial Business Combination, in favor of an extension of the Company’s corporate existence to up to 30 months from the consummation of the Offering and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve an initial Business Combination.

In the event that the Company does not consummate a Business Combination by February 26, 2010 (or August 26, 2010, if extended) from the consummation of the Offering, the proceeds held in the Trust Account, including any interest earned and net of any income taxes payable on the interest income, will be distributed to the Company’s public stockholders, excluding the initial stockholders, to the extent of their initial stock holdings prior to the consummation of the Offering.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Cash held in Trust Account:

The restricted cash held in the Trust Account as of March 3, 2008 is invested in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 that only invest in such ‘‘government securities’’ defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, so that the Company may not be deemed to be an investment company under the Investment Company Act of 1940. Interest income is recorded on an accrual basis.

Loss per common share:

(a) Loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per common share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding in the money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period.

(b) The Company’s statement of operations includes a presentation of earning per share for common stock subject to possible redemption in a manner similar to the two-class method of earnings per share. The basic and diluted net loss per share amount for the maximum number of shares subject to possible redemption is calculated by dividing the net interest income attributable to common shares subject to redemption (nil for the period ended March 3, 2008) by the weighted average number of shares subject to possible redemption. The basic and diluted net loss per share amount for the shares outstanding not subject to possible redemption is calculated by dividing the net loss exclusive of the net interest income attributable to common shares subject to redemption by the weighted average number of shares not subject to possible redemption.

As the Company reported a net loss for the period from October 12, 2007 (inception) to March 3, 2008, the effect of the 50,702,941 warrants (including 15,702,941 aggregate warrants issued to the Sponsors in connection with the initial share issuance and private placement) have not been considered in the diluted loss per common share because their effect would be anti-dilutive.

Income tax:

The Company complies with SFAS 109, ‘‘Accounting for Income Taxes,’’ which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash accounts in a financial institutions, which at times, may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently issued accounting pronouncements:

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (“SFAS 141R”). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

NOTE C — OFFERING

On March 3, 2008, the Company consummated the sale of 35,000,000 units (‘‘Units’’) at $10.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (i) February 26, 2009 or (ii) the completion of a Business Combination with a target business, and will expire February 26, 2014. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

The Company has granted the underwriters a 30-day option expiring on March 27, 2008 to purchase up to 5,250,000 additional Units to cover the over-allotment, if any.

In connection with the Offering, the Company paid an underwriting discount of $9,100,000 (2.6% of the gross offering proceeds) to the underwriters at the closing of the Offering. An additional fee of $15,400,000 (4.4% of the gross offering proceeds) is payable upon the Company’s consummation of a Business Combination, reduced pro rata (up to $5,390,000) by the exercise of any conversion rights described in Note A. The underwriters will not be entitled to any interest accrued on the deferred discount which aggregates $10,010,000 at March 3, 2008.

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued two unsecured promissory notes to the Sponsors of the Company for aggregate proceeds of $250,000 on October 31, 2007. The notes are non-interest bearing and were payable on the earlier of October 31, 2008 or the consummation of the Offering. On March 3, 2008, the promissory notes were repaid in full.

On October 31, 2007, the Company issued 10,781,250 Units (‘‘Founders’ Units’’) for proceeds of $25,000 to the Sponsors of the Company. Subsequently, the Sponsors have returned to the Company an aggregate of 3,678,309 of such Founders’ Units, which, upon receipt, the Company cancelled. Up to an aggregate of 926,470 of the Founders’ Units are subject to forfeiture to the extent that the underwriters’ over-allotment option (see below) is not exercised in full or in part by the underwriters.

The Company has agreed to pay a monthly fee of $10,000 per month to an entity affiliated with one of the Company’s Sponsors, for office space and certain office and secretarial services. This agreement commences on the date of the Offering and shall continue through the earlier of a Business Combination or the liquidation of the Company.

On March 3, 2008, prior to the Offering, the Sponsors purchased, in the Private Placements, 8,600,000 Sponsors’ Warrants at $1 per warrant simultaneously with the consummation of the Offering, but not as part of the Offering. The aggregate proceeds of the Private Placements of $8,600,000 are held in the Trust Account described in Note A above. The Sponsors’ Warrants are identical to the Warrants underlying the Units sold in the Offering except that (i) the Sponsors have agreed that they will not sell or otherwise transfer the warrants until the Company consummates a Business Combination, (ii) they may be exercised on a cashless basis at the option of the holder and (iii) are not redeemable as long as they are held by the Sponsors or their affiliates. If the Company does not complete a Business Combination, then the $8.6 million proceeds will be part of the liquidating distribution to the public stockholders and the Sponsors’ Warrants will expire worthless.

The Company’s Board of Directors approved an amendment to modify the terms of the warrants granted to the Sponsors’ as part of the Founders’ Units (the “Founders’ Warrants) whereby (i) the exercise price of the Founders’ Warrants was increased from

$7.50 to $10.00, (ii) the expiration date of the Founders’ Warrants was extended to six years from the date of the final prospectus relating to the Offering and (iii) the last sale price that triggers when the warrants become exercisable was changed to $12.25 per share for the Founders’ Warrants.

The Sponsors transferred at cost an aggregate of 150,000 Founders’ Units to Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf (the ‘‘Directors’’ and together with the Sponsors, the “Founders”), each of whom has agreed to serve on the Board of Directors of the Company upon the closing of the Offering. In addition, the Directors have purchased from the Sponsors an aggregate of 120,927 Founders’ Units prior to the Offering and have also purchased from the Sponsors an aggregate of 149,571 Sponsors’ Warrants immediately following the consummation of the Offering for an aggregate purchase price of $150,000.

The holders of the Founders’ Units, as well as the holders of the Sponsors’ Warrants (and underlying securities), are entitled to registration rights pursuant to an agreement signed on February 26, 2008. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, these stockholders have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by the Company. The registration rights agreement provides that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require the Company to register these securities held by them on a registration statement filed under the Securities Act, provided that no sales will be allowed to be made pursuant to such registration statement until termination of the applicable lock-up period for the securities being registered, even if such registration statement has already been declared effective, and provided further that with respect to the Founders’ Warrants, such warrants must also have become exercisable. The Company will bear the expenses incurred in connection with filing any such registration statement.

The holders of the warrants will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the Founders’ Warrants and Sponsors’ Warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that so long as they are held by our Founders or Sponsors, respectively, or their affiliates or other permitted transferees, the Founders’ Warrants and Sponsors’ Warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

The Sponsors have entered into agreements with Citigroup Global Markets Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they have placed limit orders for an aggregate of up to $25 million of the Company’s common stock, commencing on the later of (i) the day after the Company files a preliminary proxy statement relating to the Company’s initial business combination and (ii) 60 days after termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act and ending on the business day immediately preceding the record date for the meeting of Stockholders at which such business combination is to be approved, or earlier in certain circumstances (‘‘Buyback Period’’). Brooklyn NY Holdings LLC and Perella Weinberg Partners Group LP have agreed to contribute to the capital of BNYH BPW Holdings LLC and Perella Weinberg Partners Acquisition LP, respectively, sufficient funds for them to meet their respective obligations under these limit order agreements. These limit orders will require the Sponsors to purchase the Company’s common stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in the Trust Account, until the earlier of the expiration of the Buyback Period or until such purchases reach $25 million in total. The Sponsors will participate in any liquidation distributions with respect to any shares of common stock purchased by them following consummation of the offering, including shares purchased pursuant to such limit orders, in the event we fail to complete an initial business combination. In addition, the Sponsors have agreed that they will not sell or transfer any shares of common stock purchased by them pursuant to these agreements until 180 days after we have completed an initial business combination, and will vote all such shares (i) in favor of the Company’s initial business combination, (ii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement for, but have not yet consummated, the Company’s initial business combination, and (iii) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve our initial business combination.

NOTE E — STOCKHOLDERS’ EQUITY

Preferred stock:

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares were issued and outstanding as of March 3, 2008.

Common stock:

Under an amended and restated certificate of incorporation, the authorized common stock of the Company includes up to 200,000,000 shares. The holders of the common stock are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

Redeemable common stock:

The Company accounts for redeemable common stock in accordance with Emerging Issue Task Force D-98 “Classification and Measurement of Redeemable Securities”. Securities that are redeemable for cash or other assets are classified outside of permanent equity if they are redeemable at the option of the holder. The Company recognizes changes in the redemption value immediately as they occur and will adjust the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period.